You’re invited to join an exclusive community investing in blue-chip art.

LUCIO FONTANA



Concetto spaziale, Attese

PURCHASED FOR

$234.5K

SOLD FOR

$5.2M

BLUE-CHIP ART VS S&P 500 THROUGH 2018

BLUE-CHIP ART


400%
300%
200%
100%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018

There are important differences between the art appreciation index and indices for other asset classes. Learn More

Blue-chip Artwork (Artprice100©) S&P 500

Source: Artprice . Past performance is no guarantee of future results, see Important Disclosures

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The artwork and purchase and sale prices reflected on this page were obtained from public auction records. This information is presented for illustrative purposes only and does not reflect works owned, securitized, purchased or sold by Masterworks.

Artists

Browse paintings to invest in by the most popular blue-chip and established artists.



Andy Warhol
American, 1928–1987
12.17%
HISTORICAL APPRECIATION



Jean-Michel Basquiat
American, 1960–1988
16.72%
HISTORICAL APPRECIATION



George Condo
American, 1957
22.65%
HISTORICAL APPRECIATION



Zao Wou-Ki
Chinese/French, 1920–2013
19.80%
HISTORICAL APPRECIATION



Alexander Calder
American, 1898-1976
12.70%
HISTORICAL APPRECIATION



Keith Haring
American, 1958-1990
12.60%
HISTORICAL APPRECIATION

Agnes Martin
American, 1912-2004
13.00%
HISTORICAL APPRECIATION



Mark Rothko
American, 1903–1970
13.00%
HISTORICAL APPRECIATION



Adolph Gottlieb
American, 1903–1974
8.00%
HISTORICAL APPRECIATION



Joan Mitchell
American, 1925–1992
15.78%
HISTORICAL APPRECIATION

Historical appreciation is defined as the median annualized appreciation rate across paintings (unless otherwise noted) that have sold at least twice at public auction by a given artist, including purchase and sale commissions paid to the auction house. Appreciation rates are not comparable to, or intended to represent or be a proxy for, returns on Masterworks shares. Masterworks periodically updates historical appreciation rates for auction activity, but such data is not updated in real time and may not include the most recent auction results for any particular artist. Artist information is presented for illustrative purposes only and Masterworks does not own, securitize, purchase or sell works by all of such artists. Past performance is no guarantee of future results, and an investor can lose money.

SECONDARY MARKET

Buy and sell shares

Traditional art investments target a 3–10 year hold, but with our Secondary Market you have the potential to exit early.



PENDING BALANCE

$2,250.00

BUY/SELL YOUR ACTIVITY STATEMENTS LEGAL OVERVIEW FAQ

Buy Shares

Buy shares or counter below the asking price by clicking "respond" on any of the offers below. Currently, the secondary market is only available to US citizens with US bank accounts.

ARTWORK	ASK (USD)	SHARES	TOTAL (USD)	
1 Colored Marilyn (Reversal Series) Masterworks 001	$20.20	200	$4,040.00	RESPOND
Far Away Friends Masterworks 008	$20.20	120	$2,424.00	RESPOND
Mona Lisa Masterworks 003	$20.19	200	$4,038.00	RESPOND
Hammer 5 Masterworks 004	$20.19	400	$8,076.00	RESPOND
Maxine Masterworks 005	$20.18	200	$4,036.00	RESPOND
Mona Lisa Masterworks 003	$20.18	90	$1,816.20	RESPOND
1 Colored Marilyn (Reversal Series) Masterworks 001	$20.17	115	$2,319.55	RESPOND
Hammer 5 Masterworks 004	$20.17	50	$1,008.50	RESPOND

1 2 3 4 5 NEXT LAST

Accept Offer | Counter

ASK PRICE
$21.86

INITIAL OFFERING
$1,039,000

IMPLIED ARTWORK VALUE
$1,240,000

CONFIRM


9:41
Sell Shares
SELECT INVESTMENT:
Mona Lisa
Banksy
AVAILABLE SHARES
500
Shares
ASK PRICE
22.00
USD
FEES
$0.00
USD
QUANTITY
500
Shares

ENTER SECONDARY MARKET

The Secondary Market is a bulletin board that facilitates privately negotiated transactions between users without our involvement. We cannot assure you that the Secondary Market will provide a reliable or effective means of monetizing your investment or valuing your shares.

FEATURED IN

The New York Times | New York | CNN | Forbes | CNBC

PODCAST MAY 28, 2019


Fine Art Investing
w/ Masterworks Founder
Scott Lynn

THE INVESTOR'S PODCAST

BROADCAST MAY 29, 2019


SCOTT LYNN
Masterworks.io Founder & CEO

YAHOO! FINANCE

BROADCAST JUN 24, 2019


This company lets you invest in a Warh...
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CLOSING BELL
INVESTING IN THE LUXURY ART MARKET
CNBC

CNBC

PRESS OCT 28, 2019


01:44

Bloomberg

PRESS JUL 26, 2019



The New York Times

INSIGHTS JUL 21, 2019


Deloitte.

88% of wealth managers surveyed recommend allocation a portion of their portfolio into art.

Investing in art is an amazing opportunity, especially if you're someone who has always wanted to become involved or be more involved in the art world. You can create financial stability with investing in art and making it a part of your overall investment portfolio.



Sarah Bettencourt

Listen Money Matters

You could fit the number of Americans with the means to purchase million-dollar paintings into a handful of sports stadiums. Millions can afford to set aside a few thousand dollars. Masterworks has real potential to revolutionize the way people buy and sell high-end art.



Brian Martucci

Money Crashers

Investing in art is an incredible opportunity for optimal returns and the exposure it offers to the creative world of art. Masterworks is at the edge of revolutionizing investment opportunities in blue-chip artwork.



Chris Muller

DoughRoller

MASTERWORKS RESEARCH

Search art market returns

Our research team has collected a proprietary database of paintings that have been purchased and resold throughout art history, and how much money collectors have made (or lost!).

Historical appreciation is defined as the median annualized appreciation rate across paintings (unless otherwise noted) that have sold at least twice at public auction by a given artist, including purchase and sale commissions paid to the auction house. Appreciation rates are not comparable to, or intended to represent or be a proxy for, returns on Masterworks shares. Masterworks periodically updates historical appreciation rates for auction activity, but such data is not updated in real time and may not include the most recent auction results for any particular artist. Artist information is presented for illustrative purposes only and Masterworks does not own, securitize, purchase or sell works by all of such artists. Past performance is no guarantee of future results, and an investor can lose money.

BROWSE RETURNS:

Claude Monet

Sort: **High To Low**



PURCHASE PRICE $48,376

SALE PRICE $7,062,500

GROSS APPRECIATION

▲ 145.99x (46 years)



PURCHASE PRICE $310,000

SALE PRICE $16,062,500

GROSS APPRECIATION

▲ 51.81x (41 years)



PURCHASE PRICE $79,380

SALE PRICE $3,824,711

GROSS APPRECIATION

▲ 48.18x (40 years)



PURCHASE PRICE $2,530,000

SALE PRICE $110,747,000

GROSS APPRECIATION

▲ 43.77x (33 years)

MORE RESULTS

HOW IT WORKS

How does it work?

For the first time ever, Masterworks allows anyone to purchase fractional interests in great works of art.

1.

We Purchase Blue-Chip Art

We're in-market reviewing hundreds of opportunities a year to purchase great works of art. Our team has more than 75 years of combined experience as collectors, dealers, or working for auction houses.

The securities offered by Masterworks issuers are highly speculative. Investing in securities of Masterworks issuers involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities.

2.

Anyone Can Invest

After we purchase a painting, we file an offering circular with the Securities and Exchange Commission. As a shareholder, you are given certain rights afforded to you under securities laws of the U.S. and can rely on the disclosures in our public filings.

SEC FILED

sec.gov

PRICE PER SHARE

$20

3.

Management Fees

Similar to a hedge fund, our fees are equal to a 1.5% annual management fee (paid in the form of equity) plus 20% of the profit, after all fees and expenses, if the painting increases in value. Please read the offering circular on each specific offering to fully understand the methodology for calculating the annual management fee and potential future profit. Additional expenses and fees associated with acquiring, sourcing, securitizing or selling the painting may be assessed.

FEE PER YEAR

1.5%

FUTURE PROFITS

20%

4.

How do I monetize my investment?

We will actively attempt to sell paintings at a gain for our investors. If after a number of years there is no other means for shareholders to sell or redeem their shares (such as in the Secondary Market), we will endeavor to sell the Painting, including considering sending the painting to auction.

In addition, we are seeking ways to provide liquidity to our investors, including a means by which they can sell their shares to other users of our platform through the Masterworks Secondary Market. We cannot assure you that the Secondary Market will provide a reliable or effective means of monetizing your investment or valuing your shares.

Even if and when you are able to monetize your investment, there is no assurance that you will receive more than you paid for the shares.

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THE ART MARKET

Why invest in blue-chip art?

Multi-million dollar artwork has long been a cornerstone of investing for the ultra-wealthy. However, these paintings are expensive to acquire and the art market is generally burdened by high fees and lack of transparency. For the first time ever, Masterworks is making this asset class available to anyone to invest.

PRIVATE ART MARKET VALUE

$1.7T

Source: Deloitte

GLOBAL SALES IN 2019

$64.1B

Source: Art Basel & UBS

AVG. ANNUAL RETURNS FROM 2000-2019

8.9%

Source: Artprice

HISTORICAL RETURNS (2000–2019)*


400%
300%
200%
100%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Blue-chip Artwork (Artprice100©)
S&P 500

According to **Artprice**, blue-chip artwork (defined as those paintings by the top 100 artists in terms of sales volume) has outperformed the S&P 500 by more than 250% from Jan 1, 2000–Dec 31, 2018. Additionally, it only declined 26% during the financial crisis of 2008-2009, when the S&P 500

40-YEAR ANNUAL RETURN CORRELATION MATRIX*

	ART MARKET CONSULTANCY Art[1]	citi Art[2]
S&P 500	-0.01	0.11
Gold	0.03	0.10
Hedge Funds	N/A	0.02
Private Equity	N/A	0.01
Real Estate	N/A	0.02
T Bills 90 Day	0.03	N/A
T Bonds 10 Year	0.03	0.02

Historically, there has been a very low positive correlation between art and other asset classes. This is a compelling reason to consider art as part of a diversified portfolio. **Citi Private Bank** calculated the long-term correlation

declined by 58%. This is why we believe that fine art is one of the best risk-adjusted asset classes available.

Source: Artprice. Past performance is no guarantee of future results, see Important Disclosures

coefficient of 0.11 between Art and the S&P 500 Index.

There are important differences between Art and the other assets referenced in the table. Learn More

1. Source: Art Market Consultancy, LLC., February 2019
2. Source: Citi Private Bank, Global Financial Database, April 2013

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MORE INFORMATION

Frequently Asked Questions

How does Masterworks choose which paintings to purchase? +

How are Masterworks investments structured? +

What happens when a painting is sold? +

How often will new paintings be introduced? +

How can I learn more about a particular offering? +

What are the risks of investing in these offerings? +

Who can help answer my questions about the Offering? +

How are my shares taxed? +

Can I invest if I reside outside of the United States? +

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